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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------




                                    FORM 8-K




                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 20, 2000



                                MOTO PHOTO, INC.

             (Exact name of registrant as specified in its charter)




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
              DELAWARE                             0-11927                               31-1080650
    (State or other jurisdiction            (Commission File No.)           (I.R.S. Employer Identification No.)
         of incorporation)

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           4444 LAKE CENTER DRIVE, DAYTON, OHIO           45426
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (937) 854-6686

   Former name or former address, if changed since last report: NOT APPLICABLE



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ITEM 5.  OTHER EVENTS

         On September 20, 2000, Moto Photo, Inc. (the "Company") announced that it had entered into a letter of intent with respect to a proposed business combination between the Company and PhotoChannel Networks, Inc. ("PhotoChannel"). Under the terms of the proposed combination, the Company would merge into a subsidiary of PhotoChannel. A copy of the press release, dated September 20, 2000, jointly issued by the Company and PhotoChannel containing additional information concerning the business combination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         In connection with the proposed combination, the Company and PhotoChannel expect to file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission. The Company and its, directors, officers and other regular employees may be soliciting proxies from the Company's stockholders in favor of the transaction. There are no other participants in the solicitation of proxies by the Company within the meaning of Instruction 3 of Item 4 to Schedule 14A under the Securities Exchange Act of 1934.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Exhibits

         The following exhibit is filed herewith:


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

Exhibit No.                     Description
-----------                     -----------
99.1                            Press Release dated September 20, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          MOTO PHOTO, INC.


                                          By:  /s/ David A. Mason
                                             -----------------------------------
Date:  September 20, 2000                    David A. Mason, Executive Vice
                                             President





























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                            INDEX TO EXHIBITS


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

  Exhibit No.                  Description
  -----------                  -----------
  99.1                         Press release dated September 20, 2000.


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